Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 of our audit report dated March 28, 2023 relating to the consolidated financial statements of SoundHound AI, Inc. for the years ended December 31, 2022 and 2021, which report appears in the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

ArmaninoLLP
San Jose, California

March 29, 2023